EXHIBIT 99.1

FOR IMMEDIATE RELEASE

e.DIGITAL CORPORATION ANNOUNCES
WILL BLAKELEY TO BECOME PRESIDENT AND CTO

New President to Direct DVAP Business Expansion

(SAN DIEGO, CA, - October 27, 2005) - e.Digital Corporation (OTC: EDIG), a leading innovator of proprietary digital video/audio technology platforms, today announced that Will Blakeley has accepted the position of president and chief technical officer commencing November 14, 2005. He will succeed Atul Anandpura who resigned as president, chief executive officer and director to pursue other interests.

Over his 27-year career, Blakeley has served in managerial and engineering positions for TRW, Scientific Atlanta, Aegis Broadband and most recently with Northrop Grumman. He is well versed in multiple disciplines with significant experience in managing large engineering teams, contracts, manufacturing, marketing and finance. Blakeley has a strong background in systems engineering skills including specifications, architectures and algorithms. He has successfully managed both development and production contracts totaling $100 million from inception through deployment. Blakeley has a Bachelor of Science in Applied Mathematics and a Master of Science in Electrical Engineering from San Diego State University.

“We are very pleased to have Will Blakeley coming on board to direct e.Digital and our growing digital video/audio technology platform (DVAP) business,” said Alex Diaz, chairman of e.Digital’s board of directors. “Will shares our vision that versions of secure, closed system video products based on our DVAP have broad applications in the healthcare and travel and leisure industries, and beyond.”

“I see many business opportunities and tremendous potential for e.Digital and versions of its proprietary DVAP for commercial and military applications,” said Blakeley. “I am committed to accelerating revenue and business expansion by further partnering with companies seeking to aggressively brand, market, and sell or rent closed system video products utilizing e.Digital’s latest generation DVAP.”

Concluded Robert Putnam, e.Digital’s senior vice president, “We welcome Will and look forward to working with him to build upon early MedeViewer E7™ acceptance, our current DVAP business, and in generating new DVAP orders. We believe Will’s leadership and skills will be key ingredients in expanding industry and market awareness of e.Digital and driving business growth.”

About e.Digital Corporation: e.Digital Corporation partners with leading, innovative companies, designing and providing manufacturing services for their branded digital video/audio and wireless products based on the Company’s proprietary MicroOS™-enabled technology platforms. e.Digital specializes in the delivery, management, and protection of secure digital content through it’s technology platforms. e.Digital’s services include the licensing of the Company’s MicroOS, custom software and hardware development, industrial design, and manufacturing services through the Company’s manufacturing partners. For more information about e.Digital and its technology platforms, please visit the company website at www.edigital.com.

Safe Harbor statement under the Private Securities Litigation Reform of 1995: All statements made in this document, other than statements of historical fact, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development, expected future developments and other factors that we believe are appropriate under the circumstances. These forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the businesses of the Company and the industries and markets in which the company operates. These statements are not guarantees of future performance and involve risks, uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to the Company’s ability to finance its operations, Mr. Blakeley’s performance in his new positions, acceptance of customer-branded products, entry of competitors, and other risks identified and discussed in our filings with the Securities and Exchange Commission (“SEC”). Actual outcomes and results may differ materially from what is expressed or implied by the forward-looking statements. More information about potential factors that could affect the Company can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by e.Digital Corporation with the Securities and Exchange Commission (“SEC”). e.Digital Corporation disclaims any intent or obligation to update these or any forward-looking statements, except as otherwise specifically stated by it.

Note: MicroOS and MedeViewer E7 are trademarks of e.Digital Corporation.

CONTACT:
e.Digital Corporation: Robert Putnam, (858) 679-1504, rputnam@edigital.com